UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.1a-11(c) or ss.240.1a-12


                            CRIMSON EXPLORATION INC.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid.

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                            CRIMSON EXPLORATION INC.
                          480 N. Sam Houston Parkway E.
                                    Suite 300
                              Houston, Texas 77060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 2006

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Crimson Exploration Inc. will be held on Friday, May 12, 2006 at 10:00 a.m. CDT, at 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060, (281) 820-1919, for the following purposes:

         (1) To elect five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

         (2) To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2006; and

         (3) To consider and act upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

         The close of business on April 3, 2006 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournments or postponement thereof. For at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be open to any stockholder's examination during ordinary business hours at our offices at 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060.

         A proxy for the meeting and a proxy statement with information concerning the matters to be acted upon is enclosed herewith.

                                   By Order of the Board of Directors


                                   -------------------------------------
                                   Allan D. Keel
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
Houston, Texas
April 12, 2006

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO IMMEDIATELY COMPLETE, DATE, SIGN, DETACH AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            CRIMSON EXPLORATION INC.
                          480 N. Sam Houston Parkway E.
                                    Suite 300
                              Houston, Texas 77060

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2006

         The Board of Directors (the "BOARD") of Crimson Exploration Inc. (the "COMPANY" or "CRIMSON") is furnishing this proxy statement to stockholders beginning on or about April 12, 2006 in connection with a solicitation of proxies for use at the annual meeting of stockholders to be held on Friday, May 12, 2006, at 10:00 a.m. CDT, at 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060, (281) 820-1919, and at all adjournments or postponements thereof (the "ANNUAL MEETING"), for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

         All shares represented by a valid proxy, properly executed, duly returned to us and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) FOR the nominees for election as directors named herein under "Election of Directors", and (ii) FOR the ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2006, and at the discretion of the person named as proxy with regard to any other matter that may properly come before the Annual Meeting.

         Executing a proxy given in response to this solicitation will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy. Any stockholder giving a proxy may revoke it at any time by giving written notice thereof to Crimson Exploration Inc., 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060, Attention: Stephen W. Schoppe.

                        RECORD DATE AND VOTING SECURITIES

         The record date for determining the stockholders entitled to vote at the Annual Meeting is the close of business on April 3, 2006 (the "RECORD DATE"). On that date, 33,093,832 shares of our Common Stock, par value $.001 per share ("COMMON STOCK"), were outstanding and entitled to vote. In deciding all questions and other matters, a holder of Common Stock on the Record Date may cast one vote for each share of Common Stock registered in his or her name. Shares of our Series G Convertible Preferred Stock, par value $.01 per share (the "SERIES G PREFERRED STOCK"), and shares of our Series H Convertible Preferred Stock, par value $.01 per share (the "SERIES H PREFERRED STOCK"), may vote on an as converted basis with the Common Stock with respect to matters on which approval of our stockholders may be required. However, with respect to the election of directors, the Series G Preferred Stock is entitled to elect a majority of our directors, but not the remaining directors, which the holders of the Common Stock and Series H Preferred Stock are entitled to elect. On the Record Date, 81,000 shares of Series G Preferred Stock, representing the voting power of 48,909,600 shares of Common Stock, and 5,250 shares of Series H Preferred Stock, representing the voting power of 7,500,000 shares of Common Stock, were outstanding. Our Series D Preferred Stock (the "SERIES D PREFERRED STOCK") and Cumulative Convertible Preferred Stock, Series E (the "SERIES E PREFERRED STOCK"), $.01 par value per share, of which 8,000 and 9,000 shares, respectively, are outstanding, do not have voting rights unless required by law or as set forth in their respective Statements of Resolution.

         A significant portion of our capital stock's voting power is held by one investor and by our management. See "Security Ownership of Certain Beneficial Owners and Management."

                                QUORUM AND VOTING

         To be validly approved by the stockholders, two of the director nominees (as indicated in Proposal No. 1) must be elected by a plurality of votes cast by holders of the Common Stock and Series H Preferred Stock entitled to vote at the Annual Meeting; the remaining three director nominees (as indicated in Proposal No. 1) must be elected by a majority of votes cast by holders of the Series G Preferred Stock entitled to vote at the Annual Meeting. The proposal to ratify our appointment of Grant Thronton LLP for the fiscal year ended December 31, 2006 must be approved by the affirmative vote of a majority of votes that are actually voted at the Annual Meeting in respect of the shares of Common Stock, Series G Preferred Stock and Series H Preferred Stock. Each share of Common Stock is entitled to one vote per share. Each share of Series G Preferred Stock votes on an as converted basis with the Common Stock on the second proposal, the ratification of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2006. With respect to the first proposal regarding the election of directors, each share of Series G Preferred Stock is not entitled to vote except as a separate class for the three Series G Preferred Stock director nominees (as indicated in Proposal No. 1), in which case each share is entitled to one vote. The Series G Preferred Stock currently has a conversion price of $.90 a share; on a fully converted basis the 81,000 shares of Series G Preferred Stock (including accrued and unpaid dividends to April 1) would convert into 48,909,600 shares of Common Stock. Each share of Series H Preferred Stock votes on an as converted basis with the Common Stock on the proposals described in this statement. The Series H Preferred Stock currently has a conversion price of $.35 a share; on a fully converted basis the 5,250 shares of Series H Preferred Stock would convert into 7,500,000 shares of Common Stock.

         Only votes cast "for" a matter constitute affirmative votes. A majority of the issued and outstanding shares of Common Stock and Series G Preferred Stock and Series H Preferred Stock (on an as converted basis) are necessary to constitute a quorum to transact business. Each share represented at the Annual Meeting in person or by Proxy will be counted towards a quorum. Votes "withheld" or abstaining from voting are counted for quorum purposes.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Board consists of five directors, a majority of which the Series G Preferred Stock, voting as a class, is entitled to elect. The two director nominees indicated below which the holders of the Common Stock and Series H Preferred Stock are entitled to vote on as a single class (the "COMMON/SERIES H NOMINEES") have been nominated by the Board for re-election to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The three director nominees indicated below which the holders of the Series G Preferred Stock are entitled to vote on as a class (the "SERIES G NOMINEES"; cumulatively, the "NOMINEES") have been nominated by the Board members elected by holders of the Series G Preferred Stock at our last annual meeting for re-election to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

         It is expected that the five Nominees named below will be able to accept such nominations. If any Nominee for any reason is unable or is unwilling to serve at the time of the Annual Meeting, the Proxy holder may vote the Proxy for a substitute nominee or nominees to the extent such holder is entitled to vote on such nominee. The following sets forth information as to the five Nominees for election at the Annual Meeting, including their ages, present principal occupations, other business experience during the last five years, and directorships in other publicly-held companies.

                  THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

                             DIRECTORS AND NOMINEES

      SERIES G NOMINEES
      -----------------
                                                                                                YEAR FIRST
                                                                                                  ELECTED
                     NAME                       AGE                   POSITION                   DIRECTOR
---------------------------------------------------------------------------------------------------------------
      Allan D. Keel                             46         President,   Chief   Executive          2005
                                                           Officer and Director

      B. James Ford                             37         Director                                2005

      Skardon F. Baker                          36         Director                                2005


      COMMON/SERIES H NOMINEES
      -------------------------                                                                 YEAR FIRST
                                                                                                  ELECTED
                     NAME                       AGE                   POSITION                   DIRECTOR
---------------------------------------------------------------------------------------------------------------
      Lee B. Backsen                            65         Director                                2005

      Lon McCain                                58         Director                                2005


         ALLAN D. KEEL was appointed Chief Executive Officer and President and joined the Company's board of directors on February 28, 2005. Before joining Crimson, Mr. Keel was Vice President/General Manager of Westport Resources, Houston office, during 2004. In this role he was responsible for Westport Resources' Gulf of Mexico operations including acquisitions, development and exploration. In 2003, Mr. Keel served as a consultant to both domestic and international companies in building their presence in the Gulf of Mexico. From mid 2000 until mid 2001, Mr. Keel served as a Vice President at Enron Energy Finance where he worked on private equity transactions and volumetric production payments. From mid 2001 through 2002, Mr. Keel served as President and CEO of Mariner Energy Company, a majority owned affiliate of Enron. Subsequent to Enron's bankruptcy and its decision to sell Mariner, Mr. Keel partnered with Oaktree Capital Management, LLC in an effort to acquire the company. From 1996 until mid-2000, Mr. Keel was Vice President/General Manager for Westport Resources, where he built the Gulf of Mexico division from a grassroots effort. From 1984 to 1996, Mr. Keel was with Energen Resources where he directed the company's exploration, joint venture and acquisition activities. He received BS and MS degrees in geology from the University of Alabama and an MBA from the Owen School of Management at Vanderbilt University. Mr. Keel was appointed pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC whose ultimate parent is Oaktree Capital Management, LLC.

         B. JAMES FORD became a member of the Company's board of directors on February 28, 2005. Mr. Ford is a Managing Director of Oaktree Capital Management, LLC. Before joining Oaktree in June 1996, Mr. Ford was a consultant with McKinsey & Co., and a financial analyst in the Investment Banking Department of PaineWebber Incorporated. Mr. Ford earned a Bachelor of Arts in Economics from the University of California at Los Angeles and an MBA from the Stanford University Graduate School of Business. He currently serves as a director of Cebridge Connections, LLC and National Mobile Television. Mr. Ford was appointed pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC whose ultimate parent is Oaktree Capital Management, LLC.

         SKARDON F. BAKER became a member of the Company's board of directors on February 28, 2005. Mr. Baker is a Senior Vice President of Oaktree Capital Management, LLC's Principal Activities Group. Prior to joining Oaktree in 2004, Mr. Baker spent four years at J.P. Morgan Chase & Co. and its predecessor organizations, serving most recently as a Vice President in the Mergers and Acquisitions group responsible for identifying and executing leveraged transactions for the firm's financial sponsor client base. During his time at J.P. Morgan Chase, Mr. Baker worked on several advisory assignments in Asia and also served as Executive Aide to Geoff Boisi and Don Layton, co-CEOs of JP Morgan's Global Investment Banking operations. Prior to J.P. Morgan Chase, Mr. Baker was a Director and Associate at The Beacon Group, LLC, a merger advisory and private investment firm. Mr. Baker received an MBA from Harvard Business School and a JD from the University of Texas School of Law, where he was Associate Editor of The Texas Law Review. Prior to graduate school, Mr. Baker served as Chief Speechwriter and Special Assistant for the Office of Governor George W. Bush. Prior to that, he was a Lieutenant in the United States Army. Mr. Baker received an A.B. degree in Government magna cum laude from Harvard University. Mr. Baker was appointed to the Board of the Company pursuant to the terms of the Series G Preferred Stock, the majority of which is held by OCM GW Holdings, LLC whose ultimate parent is Oaktree Capital Management, LLC.

         LEE B. BACKSEN became a member of the Company's board of directors on June 1, 2005. Mr. Backsen is Vice President - Exploration for Andex Resources, LLC, a private oil and gas producing company, with responsibility for sourcing exploration joint ventures. From 2000 until joining Andex in 2004, Mr. Backsen was a consulting geologist for Continental Land & Fur Co., Inc. and Grant Geophysical, Inc., for whom he screened exploratory prospects in the Texas and Louisiana Gulf Coast Basins. Prior to establishing his consulting practice in 2000, Mr. Backsen spent over 35 years in the industry in senior exploration management positions with Burlington Resources Inc., UMC Petroleum Corporation, General Atlantic Gulf Coast Inc., Kerr McGee Corporation, Pelto Oil Company, Spectrum Oil and Gas Company and Shell Oil Company. Mr. Backsen earned Bachelor of Science degree and Masters of Science degree in Geology from Iowa State University.

         LON MCCAIN became a member of the Company's board of directors on June 1, 2005. Mr. McCain was Vice President, Treasurer and Chief Financial Officer of Westport Resources Corporation, a large, publicly traded exploration and production company, from 2001 until the sale of that company to Kerr McGee Corporation in 2004. From 1992 until joining Westport, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company and Petro-Lewis Corporation and Ceres Capital. He currently serves as a director of Transzap Inc. and Continental Resources, Inc. Mr. McCain received a B.S. of Business Administration and a Masters of Business Administration/Finance from the University of Denver. Mr. McCain has also been an Adjunct Professor of Finance at the University of Denver since 1982.

         Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified. The Board met four times during 2005. No director during the last fiscal year attended fewer than 75% of the total number of meetings of boards and committees on which that director served during that year.

         Stockholders desiring to communicate with the Board should do so by sending regular mail to Board of Directors, 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060. We believe our responsiveness to stockholder communications to the Board has been excellent.

         The Company encourages, but does not require, directors to attend annual meetings of stockholders. At the Company's 2005 stockholder meeting, all members of the board at the time of the meeting attended.

CODE OF ETHICS

         The Board has adopted a "code of ethics" as defined by the applicable rules of the SEC, and has been posted on our Internet website, http://www.crimsonexploration.com.

                          BOARD MEETINGS AND COMMITTEES

         Our Board has established an audit committee and a compensation committee. Although our board has not made a formal determination on the matter, under current Nasdaq listing standards (which we are not currently subject to), we believe that Skardon F. Baker, Lee B. Backsen and Lon McCain would be considered independent directors.

         The audit committee was established to review and appraise the audit efforts of our independent auditors, and monitor our accounts, procedures and internal controls. Our audit committee consists of Mr. McCain and Mr. Baker. The committee met four times in 2005. The Board has determined that Mr. McCain is an "audit committee financial expert" as defined under applicable SEC rules and regulations.

         The function of the compensation committee is to fix the annual salaries and other compensation for our officers and key employees. Our compensation committee consists of Mr. Ford and Mr. Backsen. The committee met once in 2005.

            The Board does not have a nominating committee. We believe that the entire board is able to fulfill the functions of a nominating committee. In any event, the directors elected solely by the Series G Preferred Stock, constituting a majority of directors, are entitled to nominate the directors to be elected by the holders of the Series G Preferred Stock or, if there are no such directors, holders of a majority of the Series G Preferred Stock may nominate the nominees for election as such directors, and the following discussion is so qualified by the rights of the holders of the Series G Preferred Stock and their elected directors. We do not have a charter addressing director nominations.

           The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand financial statements and having the highest personal integrity and ethics. The Board also considers such factors as relevant expertise and experience, ability to devote sufficient time to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company's stockholders. Candidates for director will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.

         The Board does not have a formal process for identifying and evaluating nominees for directors. Instead, it uses its network of contacts to identify potential candidates. The Board will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The Board will meet to discuss and consider such candidates' qualifications and then select a nominee for recommendation to the Board by majority vote, subject to the rights of the holders of the Series G Preferred Stock and their elected directors to nominate and elect a majority of directors.

         The Board has not established procedures for considering nominees recommended by stockholders.

                            COMPENSATION OF DIRECTORS

         The stockholders approved an amended and restated Employee Stock Option Plan on May 28, 1998, which was further amended and restated effective April 1, 2001 to increase the number of authorized shares to 2 million (and terminated on February 11, 2004), which included a provision for the payment of reasonable fees in cash or stock to directors. Effective July 15, 2004 the Board established a 2004 Stock Option and Compensation Plan in which directors were eligible to participate. The Board approved a 2005 Stock Incentive Plan effective February 28, 2005, which includes directors as eligible participants under the plan. On June 1, 2005, the Board approved a compensation plan for non-employee directors providing for a $10,000 annual retainer, with a $2,000 ($1,000 if by telephone) meeting attendance fee, for a maximum of $8,000 per director per year, with an additional fee payable for attendance of committee meetings held on days other than those on which the board meets. The chairman of the audit and compensation committee is entitled to receive an annual retainer of $5,000 and $2,500, respectively. Under the Plan, effective June 1, 2005, each non-employee director was entitled to receive $15,000 of restricted stock, with a two year vesting schedule, and upon re-election is entitled to receive $10,000 in restricted stock, with a one year vesting schedule. The number of shares are determined based on the fair market value of the Company's common stock on the date of grant. In addition, the Plan provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings. At the June 1, 2005 meeting, each non-employee director, B. James Ford, Skardon F. Baker, Lee B. Backsen and Lon McCain, in accordance with the Plan, was granted a restricted stock award representing 17,045 shares of the Company's common stock. The shares of common stock underlying the awards will become transferable and non-forfeitable two years from the date of grant, and are forfeitable in the event a director resigns before the end of the two year period. However, B. James Ford and Skardon F. Baker elected not to receive such awards and they were subsequently rescinded by the board of directors.

                               EXECUTIVE OFFICERS

   The following table sets forth information on our executive officers, except for Allan D. Keel whose information is included with the information regarding our directors above:

                                                                                           YEAR FIRST ELECTED
                NAME                      AGE                   POSITION                         OFFICER
----------------------------------------------------------------------------------------------------------------
E. Joseph Grady                            53       Senior Vice  President and Chief              2005
                                                    Financial Officer
Thomas R. Kaetzer                          47       Senior Vice President of                      1998
                                                    Operations
Tracy Price                                47       Senior Vice President    -                    2005
                                                    Land/Business Development
Thomas H. Atkins                           47       Senior Vice President    -                    2005
                                                    Exploration
Jay S. Mengle                              52       Senior Vice President    -                    2005
                                                    Engineering
Richard L. Creel                           57       Vice President of Finance and                 1998
                                                    Controller

         E. JOSEPH GRADY was appointed Vice President and Chief Financial Officer on February 28, 2005. E. Joseph Grady is managing director of Vision Fund Advisors, Inc., a financial advisory firm he co-founded in 2001. Mr. Grady has over twenty-five years of financial, operational and administrative experience, including seventeen years in the oil and gas industry. He was formerly Senior Vice President - Finance and Chief Financial Officer of Texas Petrochemicals Holdings, Inc. from April 2003 to July 2004 and Vice President - Chief Financial Officer and Treasurer of Forcenergy Inc. from 1995 to 2001.

         THOMAS R. KAETZER was appointed Senior Vice President and Chief Operating Officer of the Company on September 15, 1998. From December 21, 1998 to February 28, 2005 he served as President and a director. Effective April 1, 2005, he was appointed as Senior Vice President of Operations. He was Chief Executive Officer from March 20, 2001 until May 12, 2004. Prior to joining Crimson, Mr. Kaetzer had 17 years experience in the oil and gas industry, including 14 years with Texaco Inc., which involved the evaluation, exploitation and management of oil and gas assets. He has both onshore and offshore experience in operations and production management, asset acquisition, development, drilling and workovers in the continental U.S., Gulf of Mexico, North Sea, Colombia, Saudi Arabia, China and West Africa. Mr. Kaetzer has a Masters Degree in Petroleum Engineering from Tulane University and a Bachelor of Science Degree in Civil Engineering from the University of Illinois.

         TRACY PRICE was appointed Senior Vice President - Land/Business Development on April 1, 2005. Mr. Price joined the Company after serving as the Senior Vice President - Land/Business Development for The Houston Exploration Company from 2001 until joining the Company. Prior to his tenure at The Houston Exploration Company, Mr. Price served as Manager of Land and Business Development for Newfield Exploration Company between 1990 and 2001. From 1986 to 1990 Mr. Price was Land Manager for Apache Corporation. Prior to Apache, Mr. Price has also served in similar land management capacities at Challenger Minerals Inc. and Phillips Petroleum Company. Mr. Price received his BBA in Petroleum Land Management from the University of Texas.

         THOMAS H. ATKINS was appointed Senior Vice President - Exploration on April 1, 2005. Mr. Atkins joined the Company after serving as the General Manager - Gulf of Mexico for Newfield Exploration Company where he was employed from 1998 until joining the Company. Prior to his tenure at Newfield, Mr. Atkins served in various exploration capacities with EOG Resources and its predecessor companies from 1984 to 1998, including prospect generator, development geologist and finally as Exploration Manager. Mr. Atkins also worked at the Superior Oil Company from 1981 through 1984. Mr. Atkins received a BS in Geology from the University of Oklahoma.

         JAY S. MENGLE was appointed Senior Vice President - Engineering on April 1, 2005 after serving as the Shelf Asset Manager - Gulf of Mexico for Kerr McGee Corporation subsequent to the 2004 merger with Westport Resources. Mr. Mengle was with Westport Resources from 1998 to 2004, where he started Westport's Gulf Coast/Gulf of Mexico drilling and production operations. Prior to joining Westport, Mr. Mengle also served in various drilling, production and marketing management capacities at Norcen Energy Resources, Kirby Exploration and Mobil Oil Corp. Mr. Mengle received his BS in Petroleum Engineering from the University of Texas.

         RICHARD L. CREEL has served as controller of the Company since May 1, 1997 and was elected vice president of finance on May 28, 1998. Prior to joining the Company, Mr. Creel served as Branch Manager of the Nashville, Tennessee office of Management Reports and Services, Inc. He has also served as controller of TLO Energy Corp. He has extensive experience in general accounting, petroleum accounting and financial consulting and income tax preparation.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding compensation paid to our chief executive officers and our five most highly compensated executive officers whose total annual compensation was $100,000 or more during the last fiscal year ended December 31, 2005.

                                               ANNUAL COMPENSATION                           LONG TERM COMPENSATION AWARDS
                                 --------------------------------------------------------  ----------------------------------------
                                                                             OTHER
                                                                             ANNUAL         RESTRICTED                    ALL OTHER
                                                                             COMPEN-        STOCK                         COMPEN-
NAME AND PRINCIPAL POSITION        YEAR END     SALARY($)   BONUS($)(1)(2)   SATION($)(3)   AWARDS($)(2)   OPTIONS(#)     SATION($)
------------------------------   -----------   -----------  ---------------  ------------- -------------- --------------- ---------
Allan D. Keel(4)                     2005       $200,000       $60,000          --         $ 60,000        12,150,000        --
Chief Executive Officer and
   President
                                     2004           --            --            --             --                --          --
                                     2003           --            --            --             --                --          --

John E. Loehr((3))                   2005           --            --            --             --                --          --
Former Chief Executive Officer
                                     2004           --            --            --             --                --          --
                                     2003           --            --            --             --                --          --

E. Joseph Grady(6)                   2005       $180,000       $55,000       $33,077       $ 55,000         4,050,000        --
Senior Vice President and
   Chief Financial Officer
                                     2004           --            --            --             --                --          --
                                     2003           --            --            --             --                --          --

Thomas R. Kaetzer ((7))              2005       $175,618          --            --             --           1,000,000        --
Senior Vice President -
   Operations
                                     2004       $150,000          --         $25,000           --             210,000(5)     --
                                     2003       $150,000          --         $25,000           --                --          --

Tracy Price(8)                       2005       $138,750       $27,750          --         $ 27,750         2,700,000        --
Senior Vice President -
   Land/Business Development
                                     2004           --            --            --             --                --          --
                                     2003           --            --            --             --                --          --

Jay S. Mengle(9)                     2005       $135,000       $27,000          --         $ 27,000         1,350,000        --
Senior Vice President -
   Engineering
                                     2004           --            --            --             --                --          --
                                     2003           --            --            --             --                --          --

Thomas H. Atkins(10)                 2005       $135,000       $27,000          --         $ 27,000         1,150,000        --
Senior Vice President -
   Exploration
                                     2004           --            --            --             --                --          --
                                     2003           --            --            --             --                --          --


---------------------------------------

(1) Messrs. Keel and Grady elected to take half of their guaranteed cash bonus for 2005 of $120,000 and $110,000, respectively, in restricted stock that vests in one year from the date of grant.
(2) Aggregate value of restricted stock on March 1, 2006, awarded as compensation for 2005, was $196,750, or 262,334 shares. Bonus compensation was paid 50% in cash on March 15, 2006 and 50% in restricted common stock of the Company with the vesting of the common stock to occur on March 1, 2007. Should any officer receiving the restricted stock leave the employ of the Company prior to vesting then the stock award will be forfeited. The fair market value of the common stock was determined to be $0.75/share (the closing price of the stock on the OTC Bulletin Board) on the date of grant.
(3) Prerequisites that are less than the lesser of $50,000 or 10% of the executive's salary and bonus have not been disclosed in the table in accordance with SEC rules and regulations.
(4) Mr. Keel was appointed Chief Executive Officer and President of the Company on February 28, 2005.
(5) Mr. Loehr, a former director, served as Chief Executive Officer from May 12, 2004 to February 28, 2005. He received no compensation for his services as Chief Executive Officer.
(6) Mr. Grady was appointed Senior Vice President and Chief Financial Officer of the Company of February 28, 2005. Pursuant to his employment contract, Mr. Grady was reimbursed in 2005 for commuting costs prior to his planned relocation to Houston, Texas in 2006.
(7) Mr. Kaetzer has held various other positions with the Company since his employment in 1998. He was appointed Senior Vice President and Chief Operating Officer of the Company on September 15, 1998. From December 21, 1998 to February 28, 2005 he served as President and as a director. He was Chief Executive Officer from March 20, 2001 until May 12, 2004. Effective April 1, 2005, he was appointed as Senior Vice President of Operations. In 2003 and 2004, he received a base salary of $150,000, plus a $25,000 annual contribution to a life insurance savings account paid monthly. In his employment agreement, Mr. Kaetzer was entitled to receive 5-year warrants to purchase 300,000 shares of Common Stock to be issued 100,000 each year over a three year period, beginning in 2002. After receiving warrants to purchase 100,000 shares of Common Stock in 2002, Mr. Kaetzer elected to receive options rather than warrants. In 2003, Mr. Kaetzer elected to defer receipt of options to purchase 100,000 shares of Common Stock until 2004.
(8) Mr. Price was appointed Senior Vice President - Land/Business Development on April 1, 2005.
(9)  Mr. Mengle was appointed Senior Vice President - Engineering on
     April 1, 2005.
(10) Mr. Atkins was appointed Senior Vice President - Exploration on
     April 1, 2005.

OPTION GRANTS DURING 2005

         The following table sets forth certain information concerning stock options granted to the named executive officers during the year ended December 31, 2005.

                                                  PERCENT OF
                                                     TOTAL
                                    NUMBER OF       OPTIONS
                                   SECURITIES     GRANTED TO                                    GRANT DATE
                                   UNDERLYING      EMPLOYEES     EXERCISE OR                      PRESENT
                                     OPTIONS       IN FISCAL      BASE PRICE    EXPIRATION       VALUE ($)
               NAME                GRANTED (#)       YEAR         ($/SHARE)        DATE             (1)
     --------------------------    ------------   ------------   -------------  ------------    ------------
     Allan D. Keel                 12,150,000        54.24%     $.97/1.25/1.70(2) 2/28/2015         (2)

     E. Joseph Grady                4,050,000        18.08%     $.97/1.25/1.70(3) 2/28/2015         (3)

     Thomas R. Kaetzer              1,000,000         4.46%     $1.16/$1.70(4)    4/01/2015         (4)

     Tracy Price                    2,700,000        12.05%     $1.16/$1.70(5)    4/01/2015         (5)

     Jay S. Mengle                  1,350,000         6.03%     $1.16/$1.70(6)    4/01/2015         (6)

     Thomas H. Atkins               1,150,000         5.13%     $1.16/$1.70(7)    4/01/2015         (7)

---------------------------------------

(1) Present value for this option was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: (1) risk free interest rate 2005- 3.0%; (2) weighted average expected life 2005-6.0; (3) expected volatility of 2005- 92.75%; and (4) no expected dividends. The present value of stock options granted is based on a theoretical option-pricing model. In actuality, because the company's employee stock options are not traded on an exchange, optionees can receive no value nor derive any benefit from holding stock options under these plans without an increase in the market price of the company's stock. Such an increase in stock price would benefit all stockholders commensurately.

(2) Upon joining the Company, Mr. Keel received options to purchase 2,700,000 shares of the Company's Common Stock at an exercise price of $0.97 per share, options to purchase 4,050,000 shares of the Company's Common Stock at an exercise price of $1.25 per share, and options to purchase 5,400,000 shares of the Company's Common Stock at an exercise price of $1.70 per share. Present value of these options as of December 31, 2005 are estimated to be $1,809,000, $2,592,000 and $3,240,000, respectively.
(3) Upon joining the Company, Mr. Grady received options to purchase 900,000 shares of the Company's Common Stock at an exercise price of $0.97 per share, options to purchase 1,350,000 shares of the Company's Common Stock at an exercise price of $1.25 per share, and options to purchase 1,800,000 shares of the Company's Common Stock at an exercise price of $1.70 per share. Present value of these options as of December 31, 2005 are estimated to be $603,000, $864,000 and $1,080,000, respectively.
(4) Upon the February 2005 recapitalization, Mr. Kaetzer received options to purchase 333,333 shares of the Company's Common Stock at an exercise price of $1.16 per share and options to purchase 666,667 shares of the Company's Common Stock at an exercise price of $1.70 per share. Present value of these options as of December 31, 2005 are estimated to be $216,666 and $400,000, respectively.
(5) Upon joining the Company, Mr. Price received options to purchase 900,000 shares of the Company's Common Stock at an exercise price of $1.16 per share and options to purchase 1,800,000 shares of the Company's Common Stock at an exercise price of $1.70 per share. Present value of these options as of December 31, 2005 are estimated to be $585,000 and $1,080,000, respectively.
(6) Upon joining the Company, Mr. Mengle received options to purchase 450,000 shares of the Company's Common Stock at an exercise price of $1.16 per share and options to purchase 900,000 shares of the Company's Common Stock at an exercise price of $1.70 per share. Present value of these options as of December 31, 2005 are estimated to be $292,500 and $540,000, respectively.
(7) Upon joining the Company, Mr. Atkins received options to purchase 383,000 shares of the Company's Common Stock at an exercise price of $1.16 per share and options to purchase 767,000 shares of the Company's Common Stock at an exercise price of $1.70 per share. Present value of these options as of December 31, 2005 are estimated to be $248,950 and $460,200, respectively.

OPTION EXERCISES DURING 2005 AND
YEAR END OPTION VALUES

                                                                    VALUE OF
                                                                  UNEXERCISED
                                      NUMBER OF SECURITIES        IN-THE-MONEY
                                     UNDERLYING UNEXERCISED      OPTIONS AT FY
                                      OPTIONS AT FY END(1)         END(2) ($)
                                          EXERCISABLE/            EXERCISABLE/
                        NAME             UNEXERCISABLE           UNEXERCISABLE
-------------------------------------------------------------------------------
Allan D. Keel                             0/12,150,000                 -
John E. Loehr(3)                            20,000/0                $3,000/0
E. Joseph Grady                           0/4,050,000                  -
Thomas R. Kaetzer                      210,000/1,000,000           $64,500/0
Tracy Price                               0/2,700,000                  -
Jay S. Mengle                             0/1,350,000                  -
Thomas H. Atkins                          0/1,150,000                  -


---------------------------------------

(1) No shares were acquired or value realized upon the exercise of options since no options were exercised by the named executive officers in 2005.
(2) A market price of $0.90 a share was used based on the closing price of our Common Stock at December 30, 2005, the last day of the fiscal year on which a closing price for our common stock was reported.
(3) Does not include 270,000 warrants held by Mr. Loehr at December 31, 2005 exercisable for $.75 a share.

         The following table shows the Company's stockholder approved and non-stockholder approved equity compensation plans as of December 31, 2005:

                                                                                                    NUMBER OF
                                                                                                    SECURITIES
                                                                                               REMAINING AVAILABLE
                                                                                               FOR FUTURE ISSUANCE
                                                                                                   UNDER EQUITY
                                        NUMBER OF SECURITIES TO        WEIGHTED-AVERAGE         COMPENSATION PLANS
                                        BE ISSUED UPON EXERCISE        EXERCISE PRICE OF            (EXCLUDING
                                        OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,           SECURITIES
                                          WARRANTS AND RIGHTS         WARRANTS AND RIGHTS      REFLECTED IN COLUMN
           PLAN CATEGORY                                                                               (A))
------------------------------------    -------------------------    ----------------------    ---------------------
                                                  (a)                          (b)                     (c)
Equity compensation plans approved             24,110,000                    $1.36                  4,303,576
        by security holders
   Equity compensation plans not               1,620,000                     $.74                       0
   approved by security holders
               Total                           25,730,000                    $1.32                  4,303,576

         Our three equity compensation plans with outstanding options that have been approved by security holders to date is our amended and restated 1994 Employee Stock Option Plan, which terminated in February 2004, our 2004 Stock Option and Compensation Plan and our 2005 Stock Incentive Plan. Although we sought and obtained stockholder approval of the 2004 Stock Option and Compensation Plan, neither the plan itself nor the outstanding grants were contingent on stockholder approval. We have issued 22,400,000 options at a weighted-average exercise price of $1.42 under the 2005 Stock Incentive Plan ("2005 Plan") (see "Executive Compensation"). The aggregate number of shares of our Common Stock that may be issued and outstanding pursuant to the exercise of awards under the 2005 Plan may not exceed 28,525,000 shares, reduced by 1,525,000, the number of shares of underlying options and awards granted under the 2004 Plan, of which 1,362,000 are currently outstanding.

         Since 1996 we have occasionally issued warrants to employees, consultants and directors as additional compensation. These warrants have exercise prices at $.75 per share and entitle the warrant holders to purchase up to 690,000 shares of Common Stock. The warrants exercisable for Common Stock contain certain anti-dilution provisions and have expiration dates from May 1, 2006 to December 1, 2006.

         Additionally, warrants have occasionally been issued to lenders or guarantors on loans to us as additional consideration for entering into the loans or guaranties. These warrants have an exercise price ranging from $.01 to $.75 per warrant and entitle the warrant holders to purchase up to 930,000 shares of Common Stock. The warrants having an exercise price of $0.01 per share are applicable to 30,000 shares only. A former director of the Company has 625,000 of these warrants. The warrants contain certain anti-dilution provisions and have expiration dates ranging from May 1, 2006 to January 10, 2008.

         The weighted-average exercise price of our outstanding warrants and outstanding options under the amended and restated 1994 Employee Stock Option Plan and 2004 Stock Option and Compensation Plan is $.74 and $.56, respectively.

EMPLOYMENT AGREEMENTS

         Effective February 28, 2005, we entered into employment agreements with two officers, Allan D. Keel (President and Chief Executive Officer) and E. Joseph Grady (Senior Vice President and Chief Financial Officer). Each agreement has a term of three years with automatic yearly extensions unless we or the officer elects not to extend the agreement. Each agreement provides for a base salary and, starting in calendar year 2006 and thereafter, an annual discretionary bonus of 0% to 100% of each officer's base salary to be established by our Board or a duly authorized committee. Mr. Keel received a base salary of $240,000 per year and a first year bonus of $120,000 for the year ending December 31, 2005. Mr. Grady received a base salary of $220,000 per year and a first year bonus of $110,000 for the year ending December 31, 2005.

         Effective April 1, 2005, we entered into employment agreements with three newly appointed officers: Tracy Price (Senior Vice President - Land/Business Development); Thomas H. Atkins (Senior Vice President - Exploration); and Jay S. Mengle (Senior Vice President - Engineering). In addition, on April 1, 2005 the Company entered into an Employment Agreement with Thomas R. Kaezter as Senior Vice President of Operations. Each agreement has a term of two years with automatic yearly extensions unless we or the officer elects not to extend the agreement. Each agreement provides for a base salary and, starting in calendar year 2006 and thereafter, an annual discretionary bonus of 0% to 70% of each officer's base salary to be established by our Board or a duly authorized committee. Mr. Price will receive a base salary of $185,000 per year and Mr. Kaetzer, Mr. Atkins and Mr. Mengle will each receive a base salary of $180,000 per year.

         Each of these agreements provides for severance and change-in-control payments in the event we terminate an officer's employment "without Cause" or if the officer terminates for "Good Reason." "Cause" and "Good Reason" are narrowly defined. "Change of Control" is deemed to occur when less than 10% of our Common Stock is beneficially owned by Oaktree Capital Management, LLC and its affiliates. If an officer is terminated by us "without Cause" or the officer resigns for "Good Reason" then that officer will receive (A) a cash amount equal to the greater of (i) two times the sum of the calendar year's base salary and the prior year's discretionary bonus and (ii) $600,000 (or $500,000, in the case of Mr. Price, Mr. Mengle, Mr. Atkins and Mr. Kaetzer) and (B) health insurance benefits for two years from the termination date. If an officer is terminated by us "without Cause" or the officer resigns for "Good Reason" within 90 days before or 12 months after a Change of Control, payment of the entire cash severance amount will be made in a lump sum on the earlier of the date on which the Change of Control occurs and the officer's effective date of termination. Otherwise, upon termination by us "without Cause" or by the officer for "Good Reason", the officer will receive half of the cash severance amount in a lump sum within 15 days of termination. The remainder of the cash severance payment will be made when the officer gives 30 days' notice to us prior to the conclusion of the 12 month period following the termination date agreeing to comply with non-compete and non-solicitation provisions for an additional 12 months.

         On February 28, 2005, the Company entered into Stock Option Agreements with Mr. Keel and Mr. Grady. Mr. Grady received options to purchase 900,000 shares of the Company's Common Stock at an exercise price of $0.97 per share, options to purchase 1,350,000 shares of the Company's Common Stock at an exercise price of $1.25 per share, and options to purchase 1,800,000 shares of the Company's Common Stock at an exercise price of $1.70 per share. Mr. Keel received options to purchase 2,700,000 shares of the Company's Common Stock at an exercise price of $0.97 per share, options to purchase 4,050,000 shares of the Company's Common Stock at an exercise price of $1.25 per share, and options to purchase 5,400,000 shares of the Company's Common Stock at an exercise price of $1.70 per share.

         On April 1, 2005, the Company entered into Stock Option Agreements with Mr. Price, Mr. Mengle, Mr. Atkins and Mr. Kaetzer. Mr. Price received options to purchase 900,000 shares of the Company's Common Stock at an exercise price of $1.16 per share and options to purchase 1,800,000 shares of the Company's Common Stock at an exercise price of $1.70 per share. Mr. Mengle received options to purchase 450,000 shares of the Company's Common Stock at an exercise price of $1.16 per share and options to purchase 900,000 shares of the Company's Common Stock at an exercise price of $1.70 per share. Mr. Atkins received options to purchase 383,000 shares of the Company's Common Stock at an exercise price of $1.16 per share and options to purchase 767,000 shares of the Company's Common Stock at an exercise price of $1.70 per share. Mr. Kaetzer received options to purchase 333,333 shares of the Company's Common Stock at an exercise price of $1.16 per share and options to purchase 666,667 shares of the Company's Common Stock at an exercise price of $1.70 per share.

         Each set of options granted will become vested and exercisable with respect to 15% of the shares on the first anniversary of the date granted and thereafter at the end of each full succeeding year from the date granted according to the following: 25% on the second anniversary, an additional 25% on the third anniversary and 35% on the fourth anniversary at which time each set of granted options will be vested and exercisable.

REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

         In June 2005, the Board established a Compensation Committee and authorized it to develop and administer an executive compensation system, which should enable us to attract and retain qualified executives. Compensation for the President and Chief Executive Officer, and other executive officers for 2005, to the extent not preapproved by the Board prior to the appointment of the Compensation Committee in June 2005, was determined by the Compensation Committee which functions under the philosophy that compensation of executive officers, specifically including that of the President and Chief Executive Officer, should be directly and materially linked to the Company's performance. From February 2005 until June 2005 when Mr. Ford and Mr. Backsen were appointed to the Compensation Committee, the Board performed the functions of the Compensation Committee, although B. James Ford and Skardon F. Baker acted as the interim Compensation Committee from time to time as necessary to comply with requirements for action by a committee of two or more outside directors with respect to compensation matters pertaining to our named executive officers (prior to that time, two directors who did not stand for reelection at our 2005 Annual Meeting of Stockholders served on the Compensation Committee).

         The overall compensation policy of the Company is to maximize stockholder return by combining annual and long-term compensation to executives based upon corporate and individual performance. Annual compensation was generally paid in the form of base salary, which during fiscal year 2005 was based upon the Compensation Committee's (or Board's, prior to June 2005) recommendations and taking into account competitive factors and the historic salary structure for various levels of responsibility within the Company, as well as level and scope of responsibility, salaries paid for comparable positions at similarly situated companies and individual and corporate performance, and also taking into account senior management's recommendation as to appropriate compensation for members of management reporting to them. Long-term compensation to executives is built around the Company's stock option programs. In 2005 the Board determined to enter into employment agreements with our president and Chief Executive Officer and other key executive officers providing for a set base salary with an annual discretionary bonus component to award and encourage corporate and individual performance based on the factors described above. Except for mandatory first year bonuses of $120,000 and $110,000 paid to Messrs. Keel and Grady, respectively, for 2005, half of which they voluntarily elected to receive in restricted stock with terms consistent with those described below with respect to restricted stock awarded as bonus compensation to our other executive officers, bonus compensation is determined at the discretion of the Board or the compensation committee and will not be considered "performance based compensation" under Section 162(m) of the Internal Revenue Code. Based on our officer's current compensation levels it is unlikely that deduction of such compensation will be limited under Section 162(m) and, thus, the Board determined that it was appropriate to retain discretion to determine compensation within the contractual parameters. Annual bonuses were paid to other executive officers for services rendered in 2005. Mr. Price was paid $55,500 and Messrs. Mengle and Atkins were each paid $54,000. These bonuses were paid one-half in cash and one-half in restricted shares of common stock of the Company valued as of the date of grant (i.e. March 1, 2006). The restricted stock will vest one year following the date of grant and continuous employment must be maintained during this period or the stock awards will be forfeited. The individual bonuses paid for 2005 were determined by the Compensation Committee in recognition of individual performance in satisfying corporate goals and objectives.

         The Company effects stock option grants from time-to-time as a mechanism for providing long-term, non-cash compensation to executives. The Board believes that stock options are an effective incentive for executives and managers to create value for the Company and its stockholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. By using stock-based compensation, the Company can focus much-needed cash flow, which would otherwise be paid out as compensation, back into the daily operations of the business. Individual stock option grants are subjectively determined based upon a number of factors, including individual and Company performance and prior year's grants. During 2005 there were options issued to purchase 22,400,000 shares of our Common Stock, all of which were issued to executive officers. Grants under our 2005 Stock Incentive Plan are intended to qualify as "performance based compensation" and thus not subject to the limits of Section 162(m).

         All option grants were made at an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant. Currently, approximately 22,400,000 outstanding options have an exercise price greater than $0.90, the closing price of the underlying Common Stock on December 30, 2005.

         This report is submitted by the members of the Compensation Committee:

                                         B. James Ford
                                         Lee B. Backsen

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In June 2005, B. James Ford and Lee B. Backsen were appointed to the Compensation Committee; from February 2005 until June 2005 the Board performed the functions of the Compensation Committee, although B. James Ford and Skardon
F. Baker acted as the interim Compensation Committee from time to time as necessary. Prior to that time, two directors who did not stand for reelection at our 2005 Annual Meeting of Stockholders served on the Compensation Committee until February of that year. During fiscal year 2005 no interlocking relationship existed between any member of the Board or Compensation Committee and any member of the Board or Compensation Committee of any other company. Allan D. Keel, a board member, is also our President and Chief Executive Officer and, as described under "Certain Relationships and Related Transactions," lent the Company approximately $120,000 in exchange for warrants to purchase common stock prior to joining us (which was repaid in February 2005) and, concurrent with the closing of our February 2005 recapitalization in which a subsidiary of Oaktree Capital Management, LLC gained a controlling interest in us, received $300,000, which was used to invest in the Company. Further, as described under "Certain Relationships and Related Transactions," B. James Ford and Skardon F. Baker are associated with Oaktree Capital Management, LLC, the parent of our controlling stockholder as a result of the February 2005 transactions, which entity was also a lender of $1 million dollars (subsequently repaid). Further, one of our former directors and current beneficial owner of more than 5% of our Common Stock who served on the Compensation Committee prior to the Oaktree transaction was a partial owner of a company that received payments from us pursuant to the exercise of a redemption option to purchase oil and gas leases, also described under "Certain Relationships and Related Transactions".

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         On February 28, 2005, OCM GW Holdings, LLC purchased 81,000 shares of our Series G Preferred Stock and 2,000 shares of our subsidiary's, GulfWest Oil & Gas Company's, Series A Preferred Stock for $42 million. In addition, on May 17, 2005, we executed a promissory note for the benefit of OCM GW Holdings, in the principal amount of $1 million, payable on the earlier of July 17, 2005 and the day on which we are able to make draws under a credit facility under which greater than $1 million may be borrowed. Interest on the unpaid principal accrued at 4.59% per annum. We repaid the note in full on July 19, 2005 from borrowings under our new $100 million senior secured revolving credit facility. Skardon F. Baker, a director, is a senior vice president of, and B. James Ford, also a director, is a managing director of, Oaktree Capital Management, LLC, the ultimate parent of OCM GW Holdings, LLC.

         We exercised a redemption option to purchase certain oil and gas leases from an entity partially controlled by J. Virgil Wagonner, a beneficial owner of greater than 5% of our Common Stock and a former director, for $1,275,353 at the closing of the February 2005 offering described above.

         As part of the closing of the February 2005 offering, the investor and the Company agreed to pay certain legal, accounting and other due diligence costs and, also certain closing fees which totaled approximately $3.75 million. Of this amount, OCM GW Holdings, LLC received $1,000,000 and Mr. Keel received $300,000 (used to invest in the Series G Preferred Stock). In January 2005, Allan D. Keel and another individual lent an aggregate of $200,000, $120,000 of which is attributable to Mr. Keel, to the Company, which was repaid in full out of the proceeds of the sale of the Series G Preferred Stock described above. Mr. Keel received warrants to purchase 30,000 shares of Common Stock at $0.01 share in connection with this transaction.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Each of the two Common/Series H Nominees must be elected by a plurality of votes cast by holders of the Common Stock and Series H Preferred Stock entitled to vote at the Annual Meeting.

         Each of the three Series G Nominees must be elected by a majority of votes cast by holders of the Series G Preferred Stock entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RE-ELECTION OF THE FIVE NOMINEES TO THE BOARD OF DIRECTORS. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                   PROPOSAL 2
           RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

         With authority granted by our Board of Directors, the Audit Committee of our Board of Directors has appointed Grant Thornton LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2006, and our Board of Directors recommends that our stockholders vote "FOR" ratification of such appointment. Grant Thornton LLP was originally appointed as our independent public accountants on July 19, 2005, when we retained the firm to perform the annual audit of our financial statements for the fiscal years ending December 31, 2005 and December 31, 2004.

         The Audit Committee of the Board of Directors recommended and approved the selection of Grant Thornton LLP to replace the firm of Weaver and Tidwell, L.L.P. as the Company's independent accountants. Weaver and Tidwell did not resign or decline to stand for reelection, but was dismissed effective July 19, 2005, to allow the appointment of Grant Thornton LLP as the Company's principal accountants as of the same date. Weaver and Tidwell's opinion regarding the financial statements of the Company for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles, except its report dated March 19, 2004, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, raised substantial doubt regarding the Company's ability to continue as a going concern. The Company is not aware of any disagreements with the Company's former accountant during the past two most recent fiscal years and the subsequent interim period up to the date of dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Weaver and Tidwell, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Additionally, there were no reportable events pursuant to Item 304(a)(v) of Regulation S-K under the Securities Act of 1933.

         During the Company's last two fiscal years and the subsequent interim period up to the date of engagement, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, in each case where written or oral advice was provided, that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or reportable event, as those terms are described in Item 304(a)(iv) and Item 304(a)(v), respectively, of Regulation S-K under the Securities Act of 1933.

         The Company has provided Weaver and Tidwell with a copy of the disclosures the Company is making, which was previously included in a Form 8-K filed on July 21, 2005 in response to the disclosures required by Regulation S-K, Item 304(a), under the Securities Act of 1933. The former accountant was provided an opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission stating its agreement and absence of any disagreement with the statements made by the Company in response to the disclosure in such Form 8-K, which was attached as an exhibit thereto.

         A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from our stockholders.

         Weaver and Tidwell's fees for professional services totaled $32,026 for 2005 and $66,080 in 2004. Weaver and Tidwell's fees for professional services included the following:

     o AUDIT SERVICES - fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, accounting consultations, and Sarbanes-Oxley Section 404 attest services, were $8,200 in 2005. The aggregate fees billed by Weaver & Tidwell for professional services rendered for audit of our annual financial statements and reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year 2004 were $61,280.

     o AUDIT-RELATED SERVICES - fees for audit-related services, consisting of reviews of registration statements, audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations, were $23,826 in 2005. The aggregate fees billed by Weaver & Tidwell for professional services rendered for audit related fees were $4,800 for 2004. These fees were incurred in connection with their review of our Registration Statement on Form S-1 filed for the benefit of certain selling stockholders, initially filed in June 2004.

     o TAX SERVICES - there were no tax services or other fees billed by Weaver & Tidwell in the fiscal year 2005 or 2004.

         Grant Thornton LLP's fees for professional services totaled $257,456 for 2005. As Grant Thornton LLP was retained in 2005, no fees were incurred during 2004. Grant Thornton LLP's fees for professional services included the following:

     o AUDIT SERVICES - fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, accounting consultations, and Sarbanes-Oxley Section 404 attest services, were $257,456 in 2005. These fees include audit fees for the performance of annual audits of our financial statements for both the fiscal years ending December 31, 2005 and December 31, 2004.

     o AUDIT-RELATED SERVICES - no fees for audit-related services were incurred in 2005.

     o    TAX SERVICES - no fees for tax services were incurred in 2005.

         The Audit Committee has considered whether the non-audit services provided to the Company by Grant Thornton LLP impaired the independence of Grant Thornton LLP and concluded that they did not.

         All of Grant Thornton LLP's and Weaver & Tidwell's fees for 2005 and 2004 were pre-approved by the Audit Committee through formal engagement letters with those entities. The audit committee's or the board's, as applicable, policy is to pre-approve all services by the Company's independent accountants. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by Grant Thornton LLP to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Grant Thornton LLP's independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by Grant Thornton LLP must be pre-approved by the Audit Committee.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Stockholder ratification of the appointment of our independent auditors is not required by the Company's bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 2006.

                  REPORT REGARDING AUDITED FINANCIAL STATEMENTS

         The Board adopted a written Audit Committee Charter on August 22, 2005. We have attached a copy of that Charter as APPENDIX A.

         The Audit Committee has reviewed and discussed with management, and our independent auditors, our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2005.

         The Audit Committee has received and reviewed the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"). Our independent auditors do not perform any non-audit services for us. The Audit Committee has discussed with the independent auditors the matters to be discussed by SAS 61 (Codification of Statements of Auditing Standards AU ss.
380), and has discussed with the independent account thE independent account's independence.

         Based on the review and discussions referred to above, the Audit Committee has determined that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC.

                                        Lon McCain
                                        Skardon F. Baker

                             STOCK PERFORMANCE CHART

         The following chart compares the yearly percentage change in the cumulative total stockholder return on our Common Stock during the five years ended December 31, 2005 with the cumulative total return of the Standard and Poor's 500 Stock Index and an index composed of all publicly traded oil and gas companies identifying themselves by primary Standard Industrial Classification
(SIC) Code 1311 (Crude Petroleum and Natural Gas). The comparison assumes $100 was invested on December 31, 2000 in our Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. We paid no dividends on our Common Stock during such five-year period.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG CRIMSON, S&P 500 INDEX AND SIC CODE INDEX

                                [GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                                                       S&P 500       SIC Code
                                         Crimson        Index          Index
-------------------------------------------------------------------------------
December 31, 2000                        $100.00       $100.00        $100.00
-------------------------------------------------------------------------------
December 31, 2001                        $55.61         $88.11        $94.25
-------------------------------------------------------------------------------
December 31, 2002                        $36.52         $68.64        $82.75
-------------------------------------------------------------------------------
December 31, 2003                        $34.86         $88.33        $104.86
-------------------------------------------------------------------------------
December 31, 2004                        $75.53         $97.94        $135.09
-------------------------------------------------------------------------------
December 31, 2005                        $74.70        $102.75        $158.91
-------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of April 3, 2006 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially 5% or more of the outstanding Common Stock, each director, each director nominee, certain named executive officers, and the directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus by that stockholder are deemed outstanding.

            NAME AND ADDRESS OF                 TITLE OF            AMOUNT AND NATURE OF
             BENEFICIAL OWNER                    CLASS             BENEFICIAL OWNERSHIP            PERCENT %
-----------------------------------------    --------------     ----------------------------   ----------------
Allan D. Keel(1,2)                              Common                     2,334,794                  6.61
                                               Series G                          600                  *
E. Joseph Grady(2,3)                                                         680,834                  2.02
Thomas R. Kaetzer(2, (11))                                                   608,852                1.82
Tracy Price(2, 12)                                                           442,000                1.32
Thomas H. Atkins(2, 13)                                                      208,500                  *
Jay S. Mengle(2, 14)                                                         251,000                  *
B. James Ford(4,5) Skardon F. Baker(4,5)
Lee B. Backsen(2, 15)                                                         17,045                  *
Lon McCain(2, 15)                                                             17,045                  *
All current directors and officers              Common                     4,239,718                 11.61
as a group (11 persons)(6)                     Series G                          600                  *
Oaktree  Capital  Management,   LLC(3,4,(7))   Common                    49,256,975                 59.88
                                               Series G                       76,700                 94.69
                                               Series H                        2,000                 38.09
J. Virgil Waggoner(8,9)                         Common                    16,860,746                 41.53
                                               Series H                        3,000                 57.14
Gregory P. Pipkin (10)                          Common                     3,611,492                 10.81
                                               Series G                          500                  *


---------------------------------------

*    Denotes less than 1% of class beneficially owned
1. Reported common stock includes 120,000 shares held directly, 362,294 shares underlying convertible preferred stock, 30,000 shares underlying warrants to purchase common stock and options to acquire 1,822,500 shares of common stock that vested on February 28, 2006.
2. Shareholder's address is 480 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77060.
3. Reported common stock includes 73,334 shares held directly and options to acquire 607,500 shares of common stock that vested on February 28, 2006.
4. Excludes shares held by OCM GW Holdings, LLC, of which they disclaim beneficial ownership.
5. Shareholder's address is c/o Oaktree Capital Management, LLC, 333 South Grand Avenue, Los Angeles, California 90071.
6. Includes 3,550,000 shares subject to currently exercisable warrants and options and 362,294 shares underlying convertible preferred stock.

7. Reported common stock includes 49,170,308 shares underlying Series G and Series H convertible preferred stock (including accrued dividends on the Series G Preferred Stock) and 86,667 shares held directly, in each case held directly by OCM GW Holdings, LLC. The reported shares are owned directly by OCM GW Holdings, LLC. OCM Principal Opportunities Fund III, L.P. ("Fund") and OCM Principal Opportunities Fund IIIA, L.P. ("Fund IIIA") are the direct beneficial owners of Holdings. Fund is the managing member of Holdings and Oaktree Capital Management LLC ("Oaktree") is the managing member of OCM Principal Opportunities Fund III GP, LLC ("Fund GP"), the general partner of the Fund and Fund IIIA. Although each of Fund, Fund IIIA, Fund GP and Oaktree may be deemed an indirect beneficial owner of the securities, each of them disclaims beneficial ownership of those shares except to the extent of its pecuniary interest in them.
8. Reported common stock includes 9,353,729 held directly, 4,285,715 shares underlying Series H convertible preferred stock, 2,576,302 shares underlying Series E convertible preferred stock (including accrued dividends thereon), 625,000 shares subject to currently exercisable warrants, and 20,000 shares subject to currently exercisable options. Shareholder granted OCM GW Holdings, LLC an irrevocable proxy and entered into Share Restriction Agreement on February 28, 2005, which currently applies only to class votes of the Series H Preferred Stock.
9.   Shareholder's  address is 6605 Cypresswood Drive,  Suite 250 Spring,  Texas
     77379.
10. Shareholder's address is 11227 Smithdale Road, Houston, Texas 77024. Reported common stock includes 3,277,224 shares held directly, 301,912 shares of Common Stock that may be received upon conversion of Series G Convertible Preferred Stock beneficially owned by the reporting person, including shares of Common Stock that may be received upon conversion of accrued and unpaid dividends on the Series G Convertible Preferred Stock, and 32,356 shares of Common Stock owned by Core Natural Resources GP, LLC, of which reporting person is the sole member.
11. Reported common stock includes 296,226 shares held directly by Mr. Kaetzer, a total of 2,626 held by his wife (IRA Account), and 310,000 shares subject to currently exercisable options and warrants.
12. Reported common stock includes 37,000 shares held directly and 405,000 shares subject to options that vested on April 1, 2006. 13. Reported common stock includes 36,000 shares held directly and 172,500 shares subject to options that vested on April 1, 2006. 14. Reported common stock includes 38,500 shares directly held by Mr. Mengle, 10,000 shares held by his wife and 202,500 shares subject to options that vested on April 1, 2006.
15.  Reported common stock includes 17,045 shares held directly.

CHANGE OF CONTROL

         On February 28, 2005, OCM GW Holdings, LLC purchased 81,000 shares of our Series G Preferred Stock and 2,000 shares of our subsidiary's Series A Preferred Stock for $42 million. As a result of the transactions OCM GW Holdings acquired over 50% of the voting power of our outstanding capital stock and is entitled to elect a majority of our Board. Currently OCM GW Holdings, LLC beneficially owns 60% of our Common Stock.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         Based solely on our review of the copies of such forms received by us with respect to 2005, or written representations from certain reporting persons, we believe that our officers, directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements, except that Mr. Waggoner was late in filing for two transactions, one involving the exchange of convertible preferred stock of a subsidiary of the Company to convertible preferred stock of the Company and another involving the sale of Common Stock, OCM GW Holdings, LLC and its affiliates were late in filing for two transactions, one involving the exchange of convertible preferred stock referred to above and another involving the sale of convertible preferred stock of the Company, Mr. Kaetzer, Mr. Price, Mr. Mengle and Mr. Atkins were each late in filing for one transaction involving the acquisition of options to purchase Common Stock upon joining the Company and Mr. Price, Mr. Mengle and Mr. Atkins were each late in filing for another such transaction, Mr. Backsen, Mr. McCain, Mr. Baker and Mr. Ford were each late in filing for one transaction involving the acquisition of restricted Common Stock and Mr. Ford and Mr. Baker were each late in filing for the rescission of such transaction. Late filings by our current executive officers during 2005 were no more than one or two business days late; other late filings (except one) were filed within eight business days of the SEC-imposed deadline.

                             STOCKHOLDERS' PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 2007 Annual Meeting of Stockholders they must be received by us not later than December 13, 2006. Such proposals should be directed to Crimson Exploration Inc., 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060, Attn:
Secretary.

                                 OTHER BUSINESS

         The Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                  MISCELLANEOUS

         We will bear all costs incurred in the solicitation of Proxies. In addition to solicitation by mail, our officers and employees may solicit Proxies by telephone, telegraph or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. We have not engaged a proxy solicitor.

         The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Jim C. Bigham, secretary of the Company, 480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060, by registered, certified or express mail.

         Our Annual Report to Stockholders, including financial statements for the year ended December 31, 2005, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.


Houston, Texas
April 12, 2006          By Order of the Board of Directors



                        /s/ Allen D. Keel
                        ----------------------------------------------------
                        Allen D. Keel, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

                            CRIMSON EXPLORATION INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

PURPOSE

         The purpose of the Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of Crimson Exploration Inc. ("Crimson") is to serve as an independent and objective party to:

     o oversee the quality and integrity of the financial statements and other financial information Crimson provides to any governmental body or the public;

     o    oversee Crimson's compliance with legal and regulatory requirements;

     o    oversee the independent auditor's qualifications and independence;

     o oversee the performance of Crimson's internal audit function and independent auditors;

     o oversee Crimson's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

     o provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditor, if any, and the Board, always emphasizing that the independent auditor is accountable to the Audit Committee;

     o oversee the receipt, retention and treatment of the complaints regarding Crimson's accounting, internal controls and other accounting matters; and

     o    such other duties as are directed by the Board

         Consistent with this purpose, the Audit Committee should encourage continuous improvement of, and should foster adherence to, Crimson's policies, procedures and practices at all levels.

         The Audit Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities Exchange Commission ("SEC") to be included in Crimson's proxy statement relating to its annual meeting of stockholders.

COMPOSITION

         The Audit Committee will be appointed annually by the Board based on the recommendation of the entire Board and shall serve until their successors shall be duly elected and qualified. A majority of the Audit Committee shall elect the chairman of the Audit Committee. Any member of the Audit Committee may be removed by a vote of the majority of the Board.

         Until such time as otherwise required by guidelines prescribed by the exchange, if any, upon which the common shares of Crimson are traded, the Audit Committee will be comprised of at least two directors. Unless approved by a majority of disinterested directors, no member of the Audit Committee may receive any consulting, advisory or other compensation fee from Crimson other than the fees paid to such member of the Audit Committee in his or her capacity as a member of the Board, the Audit Committee or any other committee of the Board (including such additional fees as may be paid for serving as chairman of a committee of the Board). Each member of the Audit Committee shall meet such independence standards as may be required by any listing standards Crimson may be subject to from time to time, by the Securities Exchange Act of 1934 (the "Exchange Act") and by applicable regulations of the SEC, and shall meet any other applicable independence and other requirements of the SEC. As such, the Board shall affirmatively determine on annual basis whether each member of the Audit Committee is free from any relationship that may interfere with his or her independence from management and Crimson. No member shall serve on the audit committee of more than two other public companies at any one time.

         Members of the Audit Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Audit Committee, and at least one member of the Audit Committee will be an audit committee financial "expert", as defined by the SEC. The Audit Committee will self-assess the financial literacy and other skills of the Audit Committee members against those skills that are needed to fulfill the Audit Committee's roles and responsibilities on an annual basis. The Audit Committee will solicit feedback on the skill requirements and skill gaps of the Audit Committee and assess the contribution and performance of the individual Audit Committee members from the Board, management and independent auditor. The Audit Committee shall continually monitor membership requirements.

         Notwithstanding the foregoing membership requirements, no action of the Audit Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

PRINCIPAL FUNCTIONS

         The Audit Committee's oversight role shall serve to provide reasonable assurance that the following objectives are achieved:

     o Financial Reporting Process - Crimson's financial statements and any other financial information provided to any other governmental body or the public fairly present in all material respects the financial condition and results of operations of Crimson in conformity with general accepted accounting principles.

     o System of Internal Controls - Crimson's system of internal controls regarding finance, accounting, legal and ethical compliance provides reasonable assurance as to the reliability of financial statements and the protection of assets from unauthorized acquisition, use or disposition.

     o Corporate compliance process - Crimson is in compliance with all material laws and regulations, is conducting its affairs ethically and is maintaining effective controls against employee conflict of interest and fraud.

         The Audit Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. As such, the Audit Committee will have direct access to financial, legal and other staff and consultants of Crimson. Such advisors can assist the Audit Committee in defining its role and responsibilities, consult with Audit Committee members regarding a specific audit or other issue that may arise in the course of the Audit Committee's duties and conduct independent investigations, studies or tests. The Audit Committee has the authority to employ such other accountants, attorneys, consultants or other outside advisors to assist the Audit Committee as it deems necessary or advisable in its sole direction. The Audit Committee may request any officer or employee of Crimson or any of its subsidiaries, Crimson's outside legal counsel and Crimson's external auditors to meet with the Audit Committee, any member of the Audit Committee or any consultant to the Audit Committee. The Audit Committee will report to the Board on a regular basis, and the Board shall provide an annual performance evaluation of the Audit Committee.

         While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that Crimson's financial statements are complete and accurate or to determine that such statements are in accordance with generally accepted accounting principles. Crimson's management is responsible for the preparation of Crimson's financial statements in accordance with generally accepted accounting principles and Crimson's internal control. Crimson's independent auditor is responsible for the audit work on Crimson's financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws, regulations and Crimson's policies and procedures.

FINANCIAL REPORTING PROCESS

The Audit Committee shall:

REGARDING THE ROLE OF THE INDEPENDENT AUDITOR:

     o Annually select and engage (subject to the stockholder ratification) the independent auditor retained to audit the financial statements of Crimson, review and preapprove the compensation of the independent auditor and evaluate the performance and on-going qualifications of the independent auditor. Pre-approve all audit services (including comfort letters) and all permitted non-audit services (including tax services) to be performed by the independent auditor for Crimson. Dismiss the independent auditor if it determines, in its sole discretion, that such action is necessary.

     o Review the experience and qualifications of the senior members of the independent auditor's team and the quality control procedures of the independent auditor. Set guidelines for Crimson's hiring of employees or former employees of the independent auditor.

     o Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor's quality controls are adequate and the provisions of permitted non-audit services is compatible with maintaining the independent auditor's independence, and taking into account the opinions of management and the internal auditor. Require that the independent auditor rotate the lead audit partner and the reviewing audit partner engaged on Crimson's account as required by law. The Audit Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy rotating the independent auditor on a regular basis.

     o Periodically obtain and review a report by the independent auditor regarding all relationships between independent auditors and Crimson that may impact the independent auditor's objectivity and independence and discuss such report with the independent auditor.

     o At least annually, obtain and review a report by the independent auditor describing such firm's internal quality-control procedures, any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiring or investigation by the governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

     o Review with the independent auditor, prior to the initiation of the annual auditor's process for identifying and responding to key audit and internal control risks, and the scope and approach of the audit to ensure completeness of coverage of key business controls and risk areas.

     o Serve as a channel of communication between the independent auditor and the Board and/or management of Crimson. The independent auditor is ultimately accountable to the Audit Committee of the Board

     o Instruct the independent auditor to report directly to the Audit Committee any problems or difficulties incurred in connection with the audit, including any restrictions on the scope of activities or access to required information, or any disagreements with management, and resolve any disagreements between management and the independent auditor regarding financial reporting.

     o Review the financial statements and related footnotes to be included in the annual report to stockholders and the Form 10-Q and Form 10-K filings made with the SEC. In addition, review findings of any examinations by regulatory agencies, such as the SEC.

REGARDING THE ANNUAL AUDIT OF FINANCIAL STATEMENTS:

     o Review with management and the independent auditor at the completion of the annual audit:

     o The independent auditor's audit of the financial statements and its report thereon.

     o Any significant changes required in the independent auditor's audit plan.

     o The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details of material accruals and reserves.

     o The critical accounting policies used in the financial statements, an analysis of the effect of alternative methods of applying generally accepted accounting principles on Crimson's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

     o Insider affiliated party transactions and potential conflicts of interest.

     o Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under generally accepted auditing standards.

     o Recommend to the Board whether or not to include Crimson's audited financial statements in its annual report Form 10-K.

     o And/or with outside legal counsel, any legal and regulatory matters, compliance policies and any other material reports or inquiries received from regulators or governmental agencies that may have a material impact on Crimson's financial statements.

     o Matters required to be discussed by Statement of Auditing Standards No. 61 related to the conduct of the audit, including any problems or difficulties encountered in the coarse of the audit work and the management response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management

REGARDING FINANCIAL DISCLOSURE TO THE PUBLIC:

     o Review with management and the independent auditor regarding the release of financial information to the public, including:

     o the effect of new or pending regulatory and accounting initiatives, as well as any off-balance sheet structures, contemplated by Crimson in Crimson's financial statements.

     o the disclosures made in the management's discussion and analysis of financial condition section, and the footnotes to the financial statements, in Crimson's reports on Form 8-K, 10-Q or 10-K, or in any registration statements on Form S-1, S-3 or S-4.

     o quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

     o    earnings  press  releases,   including  the  use  of  "pro  forma"  or
          "adjusted" non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts or rating agencies.

o Review with management and the independent auditor any correspondence with regulators or governmental agencies, any employee complaints, or any published reports that raise issues regarding Crimson's financial statements or accounting policies.

SYSTEM OF INTERNAL CONTROLS

o Review and evaluate the effectiveness of Crimson's process of assessing significant risks or exposures and the steps management has taken to minimize such risks to Crimson. Consider in the review with management and the independent auditor the following:

     o The effectiveness of, or weaknesses in, Crimson's internal controls including the adequacy of management information systems and other information and the security thereof, the overall control environment and accounting and financial controls.

     o Any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect Crimson's ability to record, process, summarize and report financial data and (ii) any fraud which involves management or other employees who have a significant role in Crimson's internal control; and

     o Any related significant findings and recommendations of the independent auditor, together with management's response thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

     o Review with management, the internal auditor and the independent auditor any significant transactions that are not a normal part of Crimson's operations, and changes, if any, in Crimson's accounting principles or their application.

     o Assess internal processes for determining risks and exposures from asserted and unasserted claims and litigation, non compliance with any regulations and key financial statement risk areas.


CORPORATE COMPLIANCE PROCESS

     o Approve for recommendation to the Board Crimson's polices and procedures regarding compliance with laws and significant company policies, including but not limited to, codes of conduct expressing principles of business ethics, legal compliance, the Foreign Corrupt Practices Act, environmental, health and safety issues and other matters relating to business conduct and programs of legal compliance designed to prevent and detect violations of law.

INTERNAL AUDIT FUNCTION

     o Review and approve the strategy, scope and plan for the internal audit function, including the appointment, performance and replacement of the internal auditor, if any, the annual audit plan, if any, and the annual budget for that function.

     o Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding accounting and auditing matters. Monitor actions taken by Crimson in response to any letters or reports to management provided by the internal auditor or independent auditors.

     o Monitor compliance with Crimson's code of conduct and approve any waivers under the code of conduct.

     o Review with Crimson's management, and other legal, tax or regulatory advisors, matters that may have a material impact on Crimson's operations and the financial statements, including related company compliance policies and programs and any reports received from regulators.

     o Review policies and procedures with respect to officers' expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the internal or independent auditor.

MEETINGS

         The Audit Committee will meet at least quarterly, or more frequently as deemed necessary to carry out its responsibilities.

         The audit committee will meet with management and the independent public accountants prior to the release of Crimson's quarterly or annual earnings to discuss the results of the quarterly review or audit as applicable.

         All meetings of the Audit Committee shall be held pursuant to the Bylaws of Crimson with the regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the records of the Audit Committee. Reports of meetings of the Audit Committee, including committee actions and recommendations, shall be made to the Board at its next regularly scheduled meeting following the Audit Committee meeting.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

         The Audit Committee will review and reassess the adequacy of this Charter on an annual basis, and will submit the charter to the Board for approval. The Audit Committee Charter will be included in the proxy statement as required under SEC regulations.

         The Audit Committee will conduct an annual review and evaluation of its own performance and will submit itself to the review and evaluation of the Board.

         The Audit Committee will prepare a report to the stockholders of Crimson, to be included in the proxy statement on an annual basis as required by the SEC. This report will specifically address the following activities carried out by the Audit Committee during the year.

     o    The Audit Committee's review of the independence of its members.

     o    Confirmation of the annual review of this Charter.

     o The Audit Committee's review of Crimson's audited financial statements with management.

     o The Audit Committee's discussion with the independent auditors of the matters required to be communicated to audit committees.

                            CRIMSON EXPLORATION INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 12, 2006

         The undersigned hereby appoints Stephen W. Schoppe proxy of the undersigned, with power of substitution, to vote all shares held by the undersigned which are entitled to be voted at the Annual Meeting of Stockholders to be held May 12, 2006 and any adjournment(s) or postponement(s) thereof, as effectively as the undersigned could do if personally present:

     (1) To elect the following persons as directors, each to serve until the next Annual Meeting of Stockholders, and until his successor is duly elected and qualified, that the undersigned is entitled to vote for as holder of common stock, Series G preferred stock or Series H preferred stock, as applicable:

                  SERIES G NOMINEES     COMMON/SERIES H NOMINEES
                  -----------------     ------------------------
                  Allan D. Keel         Lee B. Backsen
                  B. James Ford         Lon McCain
                  Skardon F. Baker

               --- FOR all persons listed that the undersigned may vote for as holder of common stock, Series G preferred stock or Series H preferred stock, as applicable (except as marked to the contrary below)

                    Withhold authority to vote for all such nominees
               ---

               --- FOR all such nominees, except withhold authority to vote for such nominee(s) named below:

     (2) To ratify the appointment of Grant Thornton LLP as our independent auditors.

               ---  FOR ratification.

               ---  Withhold authority to vote for ratification.

     (3) In the discretion of the Proxy holder, on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

         The shares represented by this Proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTERS (1 and 2) above.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the capital stock of the Company and hereby ratifies and confirms all that the Proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

         Please sign below, date, detach and return this page promptly in the enclosed envelope.




Dated:
        -------------         ---------------------------------------
                              (Signature)



                              ---------------------------------------
                              (Printed Name)



                              IMPORTANT: Please date this Proxy and sign your name exactly as it appears to the left. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. Where there is more than one owner, each owner must sign.